Exhibit 99(b)

PROXY FOR CLASS B COMMON STOCK AND PREFERRED STOCK

THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

IN CONNECTION WITH THE SPECIAL MEETING OF STOCKHOLDERS OF

LAMAR ADVERTISING COMPANY

[                    ]

Each undersigned stockholder of Lamar Advertising Company (the “Company”) hereby appoints Kevin P. Reilly, Jr., Sean E. Reilly and Keith A. Istre, and each of them acting singly, with full power of substitution, as Proxies to vote on behalf of the undersigned all shares of Class B Common Stock and Series AA Preferred Stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on [                    ], and at all adjournments of the Special Meeting. The undersigned hereby revokes any proxy previously given with respect to such shares.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no specifications are made, the Proxies named above will vote the shares in accordance with the recommendations of the Board of Directors, which are set forth on the following page of this Proxy Card. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

(Continued and to be signed on following pages)

SPECIAL MEETING OF STOCKHOLDERS OF

LAMAR ADVERTISING COMPANY

[                    ]

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on [                    ]: The combined proxy statement and prospectus are available at www.proxydocs.com/lamr.

Please sign, date and return your proxy card to the Company as soon as possible.

PLEASE SIGN, DATE AND RETURN PROMPTLY TO THE COMPANY. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

1.	Proposal to adopt the Agreement and Plan of Merger dated August 27, 2014 between Lamar Advertising Company and Lamar Advertising REIT Company, a newly formed wholly owned subsidiary of Lamar Advertising Company, which is part of the reorganization through which Lamar Advertising Company intends to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes:

☐ FOR

☐ AGAINST

☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

2.	Proposal to permit Lamar Advertising Company’s board of directors to adjourn the special meeting, if necessary, for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve proposal 1:

☐ FOR

☐ AGAINST

☐ ABSTAIN

Address Change:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Stockholder:	Date:

Signature of Stockholder:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.